SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
-------------------------

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 25, 2006
(Date of earliest event reported)

Smart Video Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-26809	91-1962104
(State of incorporation or	(Commission File No.)	(IRS Employer Identification No.)
organization)

3505 Koger Boulevard
Suite 400
Duluth, GA 30096
(Address of principal executive offices)

(770) 279-3100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agreement

On August 25, 2006, SmartVideo Technologies, Inc. (the “Company”) increased the annual base salary of David R. Ross from $200,000 to $275,000. Mr. Ross’ compensation was increased when he assumed the position of Interim Chief Executive Officer of the Company. See Item 5.02 of this Form 8-K.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 25, 2006, Richard E. Bennett, Jr. resigned from his positions as the Chief Executive Officer and Interim Chief Financial Officer of the Company. To replace Mr. Bennett, the Board of Directors of the Company appointed David R. Ross, the President of the Company, as Interim Chief Executive Officer. Mr. Bennett resigned from his position on the Board of Directors on August 31, 2006. The Company is negotiating a separation and consulting arrangement with Mr. Bennett.

On August 28, 2006, the Board of Directors appointed William J. Loughman, the Company’s Vice President of Finance, as Chief Financial Officer.

On August 25, 2006, the Board of Directors of the Company elected John E. Abdo as a director of the Company. Since 1968, Mr. Abdo has been President of Abdo Companies, Inc., a construction, development and property management firm in South Florida. Mr. Abdo serves on several boards of directors, including BankAtlantic Bancorp, Inc., BFC Financial, Levitt Corp., Bluegreen Corp. and Benihana Inc.

On the date of his election to the Board of Directors, Mr. Abdo was granted a ten-year stock option to purchase 75,000 shares of the Company’s common stock at an exercise price of $0.97 per share. The stock options vest on October 3, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTVIDEO TECHNOLOGIES, INC.

By: /s/ William J. Loughman
Name: William J. Loughman
Title: Chief Financial Officer

Date: August 31, 2006